UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 13, 2020
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street, Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FSLR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on January 6, 2020, First Solar, Inc. (the “Company”) announced that it had entered into a Memorandum of Understanding (the “MOU”) to settle a putative class action litigation filed in the United States District Court for the District of Arizona titled Smilovits v. First Solar, Inc., et al., No. 2:12-cv-00555-DGC (the “Class Action”). Pursuant to the MOU, among other things, the Company had agreed to pay a total of $350 million to settle the claims in the Class Action brought on behalf of all persons who purchased or otherwise acquired shares of the Company’s common stock between April 30, 2008 and February 28, 2012, in exchange for mutual releases and dismissal with prejudice of the compliant upon court approval of the settlement.

On February 13, 2020, the Company entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) with certain named plaintiffs on terms and conditions that are consistent with the MOU. Pursuant to the Settlement Agreement, among other things, (i) the Company has contributed $350 million in cash to a settlement fund that will be used to pay all settlement fees and expenses, attorneys’ fees and expenses, and cash payments to members of the settlement class and (ii) the settlement class has agreed to release the Company, the other defendants named in the Class Action and certain of their respective related parties from any and all claims concerning, based on, arising out of, or in connection with the Class Action. The Settlement Agreement contains no admission of liability, wrongdoing or responsibility by any of the parties.

The settlement, including such payment and release described above, is subject to court approval. If the court preliminarily approves the settlement, members of the settlement class will be provided notice of, and an opportunity to object to, the settlement at a fairness hearing to be held by the court to determine whether the settlement should be finally approved and whether the proposed order and final judgment should be entered. If the court approves the settlement and enters such order and final judgment, and such judgment is no longer subject to further appeal or other review, the settlement fund will be disbursed in accordance with a plan of allocation approved by the court and the release will be effective to all members of the settlement class.

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full terms of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The settlement does not affect any claims asserted in Maverick Fund, L.D.C. v. First Solar, Inc., et al., No. 2:15-cv-01156-ROS, or Bargar, et al. v. Ahearn, et al., No. CV2013-009938, both of which remain pending.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation with an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form-K contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the Settlement Agreement and the consideration to be paid in connection therewith. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this communication. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, as supplemented by our other filings with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Stipulation and Agreement of Settlement, dated as of February 13, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: February 14, 2020	By:	/s/ PAUL KALETA
	Name:	Paul Kaleta
	Title:	Executive Vice President, General Counsel and Secretary

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